UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

GENESIS FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming (State or other Jurisdiction of Incorporation)	333-103331 (Commission File Number)	03-0377717 (IRS Employer Identification No.)

11920 Southern Highlands Parkway, Suite 200

 Las Vegas, Nevada 89141
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 754 3326

3773 Fifth Ave., Ste. 301, Post Falls, ID 83854
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into Definitive Material Agreement

The disclosures set forth below in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

(i)

Closing of the Exchange Agreement with EPOINT Payment Corp. and with Fintech Holdings LLC.

On February 15, 2018, Genesis Financial, Inc. (“Genesis Financial”) completed the transactions contemplated by the previously disclosed Capital Stock Exchange Agreement entered into as of September 8, 2017, as subsequently amended (the “Epoint Exchange Agreement”), by Genesis Financial and EPOINT Payment Corp., a Delaware corporation (“Epoint”). Pursuant to the Exchange Agreement, Genesis Financial issued to the Epoint stockholders an aggregate of 8,231,536 (post-reverse split) shares of its common stock, par value $0.001 per share (the “Parent Common Stock”) and in exchange for all of their capital holdings in Epoint.

At the closing, Genesis Financial also issued warrants to purchase up to an additional 2,815,250 shares of Parent Common Stock (the “Parent Warrants”) in exchange for an equal number of Epoint common stock warrants. Of these, Parent Warrants for 845,000 shares were issued to former Epoint shareholders and are exercisable through February 12, 2028 at a per share exercise price of $3.00 and Parent Warrants for 1,970,250 Parent Common Stock, which are  exercisable through February 12, 2023 at a per share exercise price of $3.00, were issued to certain partners, associates, and designees of Whitestone Investment Network, Inc. (“Whitestone”), a mergers and acquisition advisory group which was instrumental in introducing the management of Epoint to Genesis Financial and to SmartPay (discussed further below in this current report under this Item 2.01), and in structuring the Epoint Exchange Agreement, the Fintech Exchange Agreement (discussed further below)  and the agreement with SmartPay.

Prior to the closing of the Epoint Exchange Agreement, several accredited investors provided Epoint with working capital comprised of $1.9 million in principal amount of unsecured convertible and non-convertible loans as described below in the following three paragraphs.

Epoint issued to five accredited investors six-month unsecured non-convertible promissory notes bearing interest at 6% per annum in the aggregate principal amount of $1.55 million, with maturity dates between May 20, 2018 and July 4, 2018.

In addition, Epoint entered into convertible loan agreements with two accredited investors pursuant to which it issued unsecured convertible promissory notes in the aggregate principal of $250,000, which principal and accrued interest were converted at the closing of the Epoint Exchange Agreement into 100,000 shares of Parent Common Stock at a deemed conversion rate of $2.50 per share.

Finally, Epoint entered into a convertible loan agreement with an accredited investor pursuant to which it issued unsecured convertible promissory notes in the aggregate principal of $100,000 which are scheduled to mature on December 31, 2018 and bearing interest at 10% per annum. The principal and interest under these notes are convertible, at any time at the option of the holder, into Parent Common Stock at a per share price equal to $2.50 or, automatically convert, upon the public offering of Parent Common Stock, at a per share price equal to 70% of the price per share at such offering or, in the absence of an offering, at a per share price equal to 70% of the trading price of the Parent Company Common Stock for the five trading days immediately preceding the maturity date.

In anticipation of the transactions contemplated by the Epoint Exchange Agreement and as required under the terms thereof, on December 12, 2017 Genesis Financial implemented a 1-for-20 reverse stock split of the issued and outstanding shares of the Parent Common Stock (the “Reverse Split”) immediately following the effectiveness of which every 20 issued and outstanding shares of the Parent’s Common Stock automatically converted into one share of the Parent’s Common Stock.   All fractional interests resulting from the Reverse Split were rounded up to the nearest whole number. All share figures represented in this current report are reported on post Reverse Split basis.

Immediately following the closing of the Epoint Exchange Agreement, on February 15, 2018, Genesis Financial and Fintech Holdings LLC (“Fintech LLC”) an Oregon limited liability company, signed and closed a Membership Interest Exchange Agreement between Genesis Financial and Fintech LLC (the “Fintech Exchange Agreement”) pursuant to which Genesis Financial issued to the members of Fintech an aggregate of 26,435,604 shares of Parent Common Stock. Fintech Investments Inc., the wholly owned subsidiary of Fintech LLC (“Fintech Investments”) and a company formerly owned and operated by Gary Larkin, the newly appointed Executive Co-Chairman of Genesis Financial, is a substantial provider to Epoint of all mobile connectivity, third party product partner integrated support, core platform development, software and integrated technologies systems support.

Following the closing of the Epoint Exchange Agreement and the subsequent Fintech Exchange Agreement (hereinafter “Closings”), Gary Larkin, the Chief Executive Officer and sole director of Epoint, was appointed as Executive Co-Chairman of the Genesis Financial Board of Directors and Roy Rose, the Chief Executive Officer and a current director, was appointed as Co-Chairman and Murray Smith was appointed Chief Financial Officer.  Each of Messrs. Larkin, Rose and Smith entered into employment agreements with Genesis Financial, effective as of the Closings. At the Closings, each of Mr. John Coghlan, a director and formerly chief financial officer, Ms. Virginia Walters, a director and treasurer and secretary, and Clint Lohman, a director, resigned from all positions with the Company.

See Item 8.01 below of this current report under the caption “Security Ownership of Certain Beneficial Owners and Management” for disclosures relating to the shareholdings of Genesis Financial by each of Gary Larkin, the Executive Co-Chairman, and Roy Rose, the Chief Executive Officer and Co-Chairman,  following the Closing, disclosures under the caption “Directors and Executive Officers” for information relating to the employment arrangements entered into by Genesis Financial and each of Roy Rose, Gary Larkin and Murray Smith, and “Related Party Transactions” for additional disclosures relating to Gary Larkin.

In accordance with Financial Accounting Standards Board Accounting Standards Codification section 805, “Business Combinations”, Genesis Financial will account for the transaction as a reverse business combination using the acquisition method.  Consequently, the assets and liabilities and the historical operations that will be reflected in Genesis Financial’s consolidated financial statements going forward will be those of Epoint and Fintech LLC and will be recorded at the historical cost basis of Epoint and Fintech LLC.

The shares of Parent Common Stock and Parent Warrants issued at the Closings were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were in each case offered, sold and issued in reliance upon the exemption from registration provided by Section 4 (a) (2) of the Securities Act, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.   Each of the former stockholders of Epoint and unit holders of Fintech LLC represented that it was an “accredited investor” as such term is defined under Rule 501 and each of the certificates or instruments evidencing the shares of Parent Common Stock and/or warrants to acquire additional shares of Parent Common Stock issued to the former stockholders of Epoint and unit holders of Fintech LLC will bear a legend to the effect that the resale of such shares require registration or an applicable exemption from the registration requirements of the Securities Act.

Following the Closings, each of Epoint and Fintech LLC became wholly owned subsidiaries of Genesis Financial. The diagram below represents the corporate structure of Genesis Financial following the Closings.

Corporate structure of Genesis Financial after the Closings (diagram above).

Prior to the Closings, Genesis Financial was engaged in the business of buying and selling seller financed real estate loans and originating commercial real estate loans and providing start-up funding (the “Prior Business”). In connection with the Closings and as mandated by the terms of the Epoint Exchange Agreement, Genesis Financial and the Coghlan Family Corporation (the “Coghlan Family Corporation”), an entity controlled by John R. Coghlan, one of directors and the holder of the majority of the outstanding debt of Genesis Financial prior to the Closings, entered into an agreement with Genesis Financial pursuant to which the Coghlan Family Corporation agreed, at a mutually agreeable date after the Closings, to assume and otherwise discharge all of Genesis Financial’s outstanding debt, except for a loan of $100,000 payable to Coghlan Family Corporation (the “CFC Loan”), in consideration of the transfer to it by Genesis Financial of the assets related to the Prior Business (the “Purchase and Sale Agreement”). The CFC loan bears interest at an annual rate of 6% and matures on May 15, 2018.  The CFC Loan provides that on the date of maturity Genesis Financial will issue to Coghlan Family Corporation 40,000 shares of Parent Common Stock , representing a ratio of one share for each $2.50 of CFC Loan principal.

Following the Closings and related transactions, there were outstanding 35,646,890 shares of Parent Common Stock and Parent Warrants for an additional 2,815,250 shares of Parent Common Stock.

The foregoing description of the Epoint Exchange Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of the Epoint Exchange Agreement and subsequent amendments thereto filed as exhibits to pervious Current Reports on Form 8-K. The foregoing description of the Fintech Exchange Agreement, the Parent Warrants and the Purchase and Sale Agreement does not purport to be complete and is in its entirety by reference to the complete text of the Fintech Exchange Agreement, the form of Parent Warrants and the Purchase and Sale Agreement filed as Exhibits 10.1, 4.1 and 10.7, respectively, to this current report.

Following the Closings, Genesis Financial relocated its executive offices to 11920 Southern Highlands Parkway, Suite 200, Las Vegas, Nevada 89141.

(ii)

The Execution of the Agreement with SmartPay Leasing LLC.

On February 15, 2018, Epoint entered into a Membership Interest Purchase Agreement (the “SmartPay MIPA”)  with WNLI Holdings, Inc., a corporation organized under the laws of the State of Ohio (“Seller”), and Smartpay Leasing LLC, a limited liability company organized under the laws of the State of Delaware (“SmartPay”), pursuant to which Epoint agreed to purchase from the Seller all of the outstanding membership interests of SmartPay  for consideration of $48.5 million in cash and the assumption by Epoint of certain specified liabilities of SmartPay. Under the terms of the SmartPay MIPA, Epoint is permitted to assign to Genesis Financial, all of its rights under the agreement.

SmartPay is a technology-driven company that partners with the leading wireless retailers and prepaid phone carriers nationwide providing innovative mobile device leasing solutions. SmartPay enables individuals to obtain mobile devices, accessories and related products, both online and in-store with products applicable to a wide spectrum of consumer credit profiles.

The SmartPay MIPA contains customary representations, warranties, covenants and indemnification provisions, including, among others, a covenant that requires SmartPay to conduct its business in the ordinary course of business, consistent with past practice and to comply with certain covenants regarding the operations of its business from the date of the execution of the SmartPay MIPA until closing.

The closing of the transactions contemplated under the SmartPay MIPA is subject to customary closing conditions, including the raising by Genesis Financial of approximately $60 million to cover the purchase price, related costs and continuing operations.  Genesis Financial had previously entered into an agreement with a leading investment bank to raise the necessary amounts. Genesis Financial currently has no commitments from any party for the needed amounts and no assurance can be provided that Genesis Financial will be able to raise the necessary amount on commercial terms acceptable to Genesis Financial.

The SmartPay MIPA provides for certain termination rights of the parties, including termination by a party if the closing does not occur on or before May 15, 2018.

SmartPay was founded in 2015 and is based in San Francisco, California.

If Genesis Financial successfully consummates the acquisition of SmartPay as contemplated by the terms of the SmartPay MIPA, of which no guarantee can be provided, then it is planned that SmartPay will operate as a wholly-owned subsidiary of Genesis Financial. Assuming Genesis Financial consummates the SmartPay acquisition, the following diagram represents the corporate structure of Genesis Financial post acquisition of SmartPay.

Pro Forma Corporate structure of Genesis Financial post-closing of the SmartPay acquisition (diagram below)

The foregoing descriptions of the SmartPay MIPA do not purport to be complete and are qualified in their entirety by reference to the complete text of the SmartPay MIPA attached hereto as Exhibit 10.2.

Item 3.02  Unregistered Sales of Equity Securities

The disclosures set forth above in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangement of Certain Officers.

At the Closings, John R. Coghlan, Virginia Walters and Clint Lohman tendered their resignations from all officer and director positions.  Additionally, Gary Larkin was nominated to fill a vacant seat on the Board of Directors sharing the Chairman position with Roy Rose.

Each of the resigning directors did not have any disagreements or disputes with the Company or its management on any matter relating to the Company's operations, policies or practices.

Murray Smith was appointed to fill the vacant executive officers’ positions of Chief Financial Officer, Treasurer and Secretary.

There are no family relationships between Mr. Smith and any director or executive officer of the Company or its subsidiaries.

Additional reference is made to the disclosure set forth under Item 8.01 below of this Current Report on Form8-K, under the caption “Security Ownership of Certain Beneficial Owners and

Management” , “Directors and Executive Officers” and “Related Party Transactions”, which disclosures are incorporated herein by reference.

Item 8.01  Other Events.

FORWARD-LOOKING STATEMENTS

 Statements in this Current Report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors” in this report and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

•

Our ability to raise funds for general corporate purposes and operations;

•

The commercial feasibility and success of our technology;

•

Our ability to complete the SmartPay acquisition as provided under the terms of the SmartPay MIPA;

•

Our ability to recruit qualified management and technical personnel; and

•

The other risk factors discussed under “Risk Factors” section and elsewhere in this Current Report on Form 8-K.

Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statements.

The terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Genesis Financial, Inc,  Epoint Payment Corp, Fintech Holdings, LLC and Fintech Investments, Inc. after giving effect to the Exchange Agreement and the related transactions described below, except with respect to information for periods before the consummation of the Exchange Agreement which refer expressly to Epoint or Genesis Financial, as specifically indicated.

Overview of the Business of Epoint

Epoint is in the business of providing a range of diverse alternate financial products designed for cost-efficient delivery via a smart phone or other mobile device.  Epoint intends to initiate financial services with an integrated “Mobile First” enabled program targeting underbanked and unbanked consumers, initially in North America, which will include micro credit, mobile phone device financing programs, money transfers, prepaid debit cards, bill payments, mobile top up, check processing, insurance and travel.

Epoint intends to leverage its relationships and agreements with key technology and media participants, together with appropriate financial institutions and distribution partners, to offer its target customers a wide range of price leading and more convenient local and international financial services, including money transfer, bill payment, mobile top up, Point of Sale (POS) payments, instant micro loans, check processing, insurance and travel services, all of which are to be delivered via an advanced proprietary platform technology.

Epoint plans to initiate its service offering with products designed to appeal to key underbanked consumer market segments including ex-patriate Spanish speaking consumers in the United States.

The Epoint value proposition has been achieved through strong collaboration with leading players from within the existing payment and mobile telephony industries which leverages the existing infrastructure in a manner not previously achieved, to create cost efficiencies and expanded functionality designed specifically to cater to the Epoint customers.

Industry Background

For most people, having a bank account is as natural as breathing. But according to the 2016 FDIC National Survey of Unbanked and Underbanked Households, 15.6 million adults are completely unbanked and 27% of U.S. households, or approximately 68 million consumers, are underbanked, which means they have no credit history or only nonbank credit. These unbanked and underbanked consumers tend to rely solely upon alternate financial services or in many instances are forced supplement their bank relationship with alternative financial services. In both categories, consumers often turn to non-bank financial products that many consumer advocates describe as predatory at worst and insufficient at best.

In addition to those consumers who have traditionally fallen into the under-banked and unbanked category, there is an emerging segment of consumers, including millennials, who are drawn to less formal banking preferring to manage their finances through prepaid debit cards and/or more recently reloadable mobile wallets. As merchants have moved to replace legacy credit/debit card processing terminals with more secure Micro Chip (EMV Chip), Near Field Communication (NFC) and Biometric capable devices we have seen emergence of more mobile device payment services (i.e. Apple Pay, Bank of America mobile wallet programs). We expect a substantial growth in mobile wallet managed purchases leading to reductions and or possible elimination of the traditional physical card over the coming years.

According to the Nielsen’s fifth report on the Latino consumer in the annual Diverse Intelligence Series, Hispanic power and influence is surging: 50% of U.S. population growth from 2010 to 2015 has come from Hispanics, and the U.S. Census expects the U.S. Latino population to more than double within the next two generations. Almost 57 million strong, Hispanics represent almost 18% of the U.S. population, and they’re expected to continue showing growth, reaching 24% of the population by 2040. To put this in perspective, the report notes, “if U.S. Hispanics were a standalone country, their market buying power would be one of the top twenty economies in the world.” Based on these projections the unbanked Hispanic consumer controls annual spending of over $300 billion.

We believe a unique window of opportunity exists to establish a “Lifestyle Brand” for the under-banked consumer, initially with the Hispanic market segment in the U.S.  Existing financial services providers (e.g., Amex, Visa, MasterCard, Capital One, Discover, MoneyGram, Western Union and almost all US Banks) are not generally regarded as positive lifestyle brands to the Hispanic consumer.

Epoint leverages several key distinctions:

•

Our target customer already uses prepaid cards and alternate financial services, just not typically through a single channel or brand; and

•

Our target customer is highly mobile connected and relies heavily on their mobile phone to maintain contact with their loved ones.

A substantial segment of our target consumer base relies heavily on remittances from the Hispanic population in the United States to Spanish-speaking Latin American countries. A remittance is a transfer of money by a foreign worker to an individual in his or her home country. According to a World Bank report released October 3, 2017 remittances to Latin America and the Caribbean in 2017 were expected have risen by 6.9 percent to $79 billion. The World Bank also predicts that remittances to the region will likely continue to grow, to approximately $82 billion in 2018.

The Epoint Solution

The Epoint solutions technology ecosystem incorporates a range of discrete and proprietary platforms interfaced with industry leading third parties which deliver either core network, gateway payment or third-party product solutions. The key elements of our proprietary solutions include the following:

Epoint eWallet Platform Technology

Epoint has developed a proprietary platform for the delivery of mobile App enabled financial solutions. This secure, regulatory compliant and fully scalable platform has been developed and is supported by a permanent IT staff of experienced developers. Our team possesses substantial domain expertise within the banking, payments and remittance segments of the global financial services industry.

The eWallet platform meets all existing regulatory requirements for Payment Card Industry (PCI)  compliance. In addition to PCI compliance, Epoint has integrated advanced data security protocols to further protect its clients and end-users from financial and personal information theft and fraud.

Our eWallet mobile solutions are designed to fulfil the regulatory requirements of the financial service industry including that of international remittance which must comply with stringent OFAC, FINCIN and Patriot Act requirements.

The Epoint Micro Credit or MLOC capability and Program Platform (the “MLOC Platform”) was sub-licensed to Epoint by Fintech Investments.  The unique MLOC Platform has been designed to support a variety of market applications dependent upon the specific channel partner’s requirements. This flexibility enables the optimum reach into developing markets with minimal development or ramp-up time.

Epoint has been able to craft a unique, integrated suite of financial services products that can be offered to end consumers as an “IN-NETWORK” package. These initial integrated service offerings  may include:

➢

A secure debit card issued by participating regulated banks and differentiated by a range of bundled financial services, that provides the convenience of retail and online purchasing within the U.S. and Latin American markets.

➢

Fast and cost efficient international Money Transfer at a consumer price point significantly less than currently available options.

➢

In-market and cross-border bill payment solutions (Pay by phone, mobile or Internet for less than half of current market cost).

➢

Domestic & cross-border Remote mobile top up (conveniently reload prepaid mobile minutes anywhere anytime)

➢

A complete mobile financial services solution for the under-banked. Easy download and complete remote financial services transaction management for everyone

➢

Cash in/cash out services at thousands of convenient retail locations

➢

Remote check cashing via mobile phone (No more standing in lines and paying high fees to cash checks)

➢

Domestic and cross border rewards and loyalty programs

➢

Emergency credit facilities.

Product Offerings

Epoint intends to  offer customers a comprehensive and fully integrated set of cost efficient mobile enabled financial services targeted to the under-banked and unbanked consumer, including:

➢

Debit Cards & eWallets:  Delivering a combination of both traditional general purpose reloadable debit cards and network integrated mobile phone wallets, will enable the Epoint customer to take full advantage of their purchasing power at all participating retailers, ATM’s and online merchants.

➢

Money Transfer:  Low cost and ultra-convenient way for consumers to send money anywhere anytime using the convenient fully compliant mobile remittance application. Offering lower cost money transfer with the convenience of mobile payment saves our customers many lost hours of time spent in lines at traditional retail remittance locations.

➢

Bill Payment: Epoint mobile enabled bill payment services will provide consumers with a convenient and cost-efficient way to pay recurring and one-off household bills. Instead of standing in lines at retail counters to purchase money order for rent or utility payments, Epoint empowered consumers can take care of their monthly household utility and recurring bills utilizing their mobile communication devices.

➢

Check Cashing:  Using a convenient online mobile remote check capture will allow our consumers to save both time and money converting payroll checks into cash or instant purchasing power.

➢

Mobile Top Up: The unbanked and under-banked consumer is predominately a prepaid mobile services customer, because achieving monthly account status is almost impossible without established credit and banked history. Epoint enables pay as you go customers to buy competitively priced wireless plans directly from their mobile phone, thereby reducing both cost and time.

➢

Loyalty & Rewards: Well-banked customers have come to expect competitive and valuable rewards and loyalty programs from their credit and debit card providers. These programs have matured over the last ten years and resulted in movement from one network card to another based solely on loyalty (i.e. American Express Costco Rewards, Airline mileage credit card programs etc.). The unbanked and under-banked customers have not been able to participate in these increasingly valuable consumer marketing activities. Through an Epoint enabled Loyalty & Rewards Plan, including cross-border loyalty/rewards programs, our future customers would be able to earn valuable benefits, discounts and preferred pricing based upon their purchase history.

➢

Insurance Services: Auto, home, death and disability insurance products are desirable and sought-after products in the under-banked communities. Epoint intends to present products which can be purchased through the Epoint Consumer Portal and paid for online with the Epoint debit card.

➢

 Credit Services:

Today’s unbanked and under-banked consumer typically looks to either a Pay Day lender or a Pawn Shop as a source for short-term credit, with medium and long-term credit options completely out of reach.  Epoint intends to introduce a range of affordable credit options including:

o

Payroll based credit programs: These will be made available in the U.S following pending regulation for the re-introduction of products of this nature.

o

Credit Card Services: As a secondary phase expansion, Epoint intends to introduce a Credit Card for the sub-prime consumer. This is a strong market opportunity with many able partners ready to support a well-branded move into this market segment.

o

Cross Border Credit: Current credit regulation and policy in the U.S. excludes the sub-prime consumer.  We plan to expand into Mexico and offer the Mexican consumer a small dollar value credit solution, or a micro loan,  which will be linked to a recurring Mexico bound remittance from a U.S. based Epoint cardholder.

Competitive Advantages of the Epoint Solution

We believe that Epoint has a disruptive competitive advantage which will be rooted the coupling of established payment networks and electronically automated processes which cannot easily, if at all, be replicated by existing market providers.

Existing financial services providers including banks, money transfer agents and alternate financial services bureaus have created expensive retail infrastructures to support their required physical interaction with a customer. These groups together with traditional debit/credit card networks including Visa, MasterCard and Discover are further hampered by embedded economic distribution models that were developed decades ago to protect once essential individual channel partners, which Epoint will efficiently circumvents with its streamlined processes.   In the following bullet points we have briefly described the competitive infrastructure and compared it to the Epoint solution:

➢

Debit/Credit Card Financial Services: The card networks have focused solely upon providing a backbone to enable the use of a card at the Point of Sales (“POS”). These transactions generate fees and interchange that create the vast majority of network revenues. These Network competitors have relied upon their pervasiveness within the banking industry to retain customers rather than expand their financial services offerings to assist the unbanked or under-banked by providing valuable network delivered and cost effective ancillary financial services.  Their origins, as previously bank owned entities, have led to their deferral of all ancillary services to their bank partners.

➢

International Money Transfer/Remittance: The long-term leaders in the enormous remittance market including Western Union, MoneyGram and Travelex together with newcomers such as XOOM, rely heavily upon a physical transaction capture and/or distribution networks.

o

This expensive and cumbersome retail presence has layered in historical costs that have continued to keep remittance charges higher than necessary, often exceeding 10% of the funds being sent, and rarely less than $4.99 per transaction.  The Epoint “In-Network” remittance program leverages our network partner relationships with leading industry participant such as FIS for their reach throughout the U.S. and Latin America.

o

Epoint is able to utilize the low-cost cross-border Mexico debit network to profitably send money instantly and at unprecedented ultra-low costs that cannot be easily matched by any of the traditional remittance competition or newcomer Internet service providers.

o

Even the largest of US banks (Wells Fargo) which recently announced it would be introducing a new remittance service to its existing customers, projects a retail price of over $7 per transaction.

o

Cost of pre-existing infrastructure -- inability to easily gain equivalent relationships with core financial network operators in the U.S and Mexico, together with existing high cost of established distribution structures are all ongoing impediments for our competitors within the remittance product segment.

➢

Cross Border Bill Payment & Mobile Top-Up:  We believe the unmatched resources of Epoint, FIS and its partners within Mexico will provide the most efficient and cost effective cross-border bill payment and mobile money top-up between US and Mexico, ensuring we maintain both the “best of breed” customer solution and the lowest possible market price.

Significant Agreements and Arrangements

The provision of the Epoint solution requires the collaboration of various market participants with whom Epoint currently has agreements and others with whom it is in discussion with relating to various collaboration efforts. Below is a summary of these agreements and arrangements.

➢

Epoint has a long-term Network operational services agreement with FIS, the world’s largest payment processing group. This agreement provides Epoint with turnkey acceptance of Epoint issued debit cards at over 2.0 million US retail locations and more than 450,000 ATM’s. In addition, this network support enables our Bank and Program management partners to create mobile wallet and other virtual accounts.

➢

Epoint has a master services agreement with FIS’s PayNet Group for the provision of all U.S. outbound remittance services. Under this agreement FIS will offer Epoint access at most favorable rates to all FIS global remittance distribution as well as its secure and compliant remittance transaction-processing services.

➢

A strategic teaming agreement with AMDOCS for Epoint to provide financial services to AMDOCS key customers. AMDOCS, a leader in provision of essential services to the world’s largest mobile carriers including AT&T/Crickett, Tracfone, Sprint, Airtel, Vodafone, America Movil, and Telefonica.

➢

Epoint has secured an agreement with StreetCred Capital, LLC, (StreetCred), a prominent provider of lead generation for finance within the mobile telephony industry. Under this agreement Epoint intends to develop and deliver a rent-to-own (“RTO”) mobile phone device financing program for certain StreetCred mobile carrier clients in the U.S. and Mexico.

➢

Epoint is working to enter into several agreements with US and Central American distribution and support partners to secure direct distribution rights for its diverse mobile financial services suite of products, of which no guarantee can be provided as to ultimate success.

Market Penetration Strategy

Exploiting the Existing Distribution Channels

We intend to partner with leading prepaid issuing banks and their key program manager to position our financial products and our card /mobile wallet account services to the under-banked consumer. Epoint further plans to exploit strategic partnerships with prominent industry distribution channel partners including AMDOCS, StretCred, leading carriers within the mobile segment, prominent program managers within the prepaid debit card  segment, and others. We believe that the relationships Epoint has forged with FIS and its nationally operated payment network NYCE,  will allow Epoint to  in distribution within the U.S. market.

Card and Mobile Wallets

We intend to establish partnership agreements with both traditional debit card and emerging mobile wallet programs. Through these partnerships, our customers will be able to choose either traditional debit cards or where applicable their mobile wallet to efficiently complete purchase transactions. Well-established brand marketers generally manage these payment programs for sponsoring banks. We intend to enter into agreements with a number of major mobile carriers both directly and as part of the AMDOCS Teaming agreement. In addition, we are finalizing a regional Distribution and Services support agreement covering Central America with a leading credit services group based in Mexico.

Financial Institution Program Sponsors

We are in the process of finalizing agreements with several banks to support Epoint programs for initial launch within the U.S.

In addition, we intend to form additional partnerships with other prepaid sponsor banks which also have strong reach into the pre-paid debit card market.

Community banks and Credit Unions within the U.S. are struggling to capture and retain customers. The increased regulatory burdens imposed upon banks for basic consumer financial services including prepaid debit card issuance, remittance, bill payment and other daily financial services have exceeded the revenue potential of the programs. While the largest of the national banks can afford to support the internal compliance and operational overheads necessary to satisfy their regulators, smaller regional financial institutions have been crowded out losing any competitive edge.

The initial opportunity for the national acceptance of an Epoint card or eWallet at all PIN Debit retail locations and ATM’s can provide our end user customers with the necessary coverage to conduct all daily purchase and cash back transactions with cost efficiency and convenience.

Our Revenue Model

Epoint intends to deploy a channel partner lead “Business to Business to Consumer” (B2B2C) marketing distribution strategy designed to enable Epoint to reach its intended target customer base. This strategy has the distinct advantage of capturing consumers in large groups often with a common known socio-economic or ethnic make-up which allows for more precise message targeting for higher conversion rates.

While it is subject to change as our business develops, Epoint has devised a structured pricing model that provides shared revenue with the channel partners based on the conversion and revenue generated directly from their consumers. Each of Epoint’s financial services has a distinct economic yield and channel partners are able to adjust end-user costs basis to assist in driving higher aggregate program yields based on the unique characteristics of their own customers.

All the pricing and revenue share elements are configurable within the advanced Epoint platform and program results are published in real-time through the secure reporting portal so that our partners can track inter-daily program usage and performance.

Competition

Currently, we believe that no single entity presents as complete a fully integrated suite of value based financial services under any single brand.

Nonetheless, we expect to face varied competition across our anticipated full product service offerings including:

PRODUCT / SERVICE	COMPETITOR EXAMPLES
Debit Card Issue	Visa, MasterCard, Capital One, Discover & American Express
Community Banking Services	Jack Henry, First Data, FISERV
Money Transfer	MoneyGram, Western Union, Xoom, Uniteller, Travelex
Bill Payment	MoneyGram, Online Bill Payment & Hybrid Debit Card Solutions
Mobile Top Up	Prepaid Telco retail, Unidos, EMIDA
Loyalty & Rewards	None Known Currently
Insurances	Online and Hispanic Specialty Retail
Travel Programs	Online and Hispanic Specialty Retail

Value Proposition of the SmartPay Transaction

If we are able to close on the SmartPay acquisition, of which no guarantee can be provided, then we intend to leverage SmartPay’s market presence together with its past, existing and future consumer base to expand the Epoint network presence.

By incorporating the Epoint mobile wallet solution into the SmartPay offering we expect to gain significant synergies delivering substantial combined benefits including, reduced combined operational, marketing and customer acquisition costs in addition to increasing our end-user customer retention and life-time value through a blended and branded diverse mobile enabled financial services package.

Furthermore, we believe that the SmartPay RTO platform and domain expertise offer immediate access to the rapidly growing Mexico and Central American mobile markets. We believe that utilizing Epoint’s distribution, finance and mobile carrier relationships within this market will enable a rapid deployment of the SmartPay program.

Risk Factors

An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Relating to Our Business and Industry

We have had limited operations to date.

Epoint was formed in May 2015. As such, we have a very limited operating history. We have yet to demonstrate our ability to overcome the risks frequently encountered in the electronic payment and financial services industries and are still subject to many of the risks common to early stage companies, including the uncertainty as to our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. There can be no assurance that we will be able to consummate our business strategy and plans, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. Investors should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early stage company. Our revenue and income potential are unproven and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise and can provide no assurance that we will be able to successfully address these risks.

We will need to raise significant capital in order to realize our business plan and the failure to obtain the needed funding could lead to our operational failure.

We will need to raise at least an additional $3.5 million in order to maintain operations following the acquisition of each of Epoint and Fintech LLC, not accounting for the acquisition of SmartPay. In order to consummate the SmartPay acquisition we will need to raise at least $55 million. Without adequate funding, we also may not be able to accelerate the development and deployment of our products, respond to competitive pressures and develop new or enhanced products. At the present time, we have no commitments for any financing, and there can be no assurance that capital will be available to us on commercially acceptable terms or at all. We may have difficulty obtaining additional funds as and when needed, and we may have to accept terms that would adversely affect our stockholders.   Any failure to achieve adequate funding will delay our development programs and product launches and could lead to abandonment of one or more of our development initiatives, as well as prevent us from responding to competitive pressures or take advantage of unanticipated acquisition opportunities.

Any additional equity financing may be dilutive to stockholders, and debt and certain types of equity financing, if available, may involve restrictive covenants or other provisions that would limit how we conduct our business or finance our operations.

Even if we raise funds to address our immediate working capital requirements, we also may be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, accelerate product development and deployment, respond to competitive pressures, develop new or enhanced products, keep pace with accelerated growth, or take advantage of unanticipated acquisition opportunities.

These conditions could raise substantial doubt as to our ability to continue as a going concern and may make it more difficult for us to raise additional capital when needed.

If we successfully raise the needed capital and the SmartPay transaction is completed, we will need to successfully combine and merge the business of an entity far larger than ours and failure to successfully integrate the business of SmartPay may have negative implication for our operations.

The acquisition of SmartPay is subject to several conditions, the primary one being our successful raise of the needed capital. Assuming that we are able to raise the needed funds and close on the SmartPay acquisition, we then face the challenge of integrating the operations of a much larger entity than our current business. SmartPay employs approximately 47 employees and is based in San Francisco, with scale of operations that exceed our current scale of operations. While we have specific plans to integrate the SmartPay business and operations to realize our business plan, no assurance can be provided that we will be able to successfully integrate the SmartPay business, retain the continued service employees of SmartPay and otherwise realize our business plans. Failure to integrate SmartPay is likely to negatively affect our business, prospects and profitability.

In addition, even if we do successfully integrate the SmartPay business, we may not achieve the projected increase in revenues and profitability. While we are anticipating that the fiscal year ended 2016 and 2017 financial statements of SmartPay will be audited prior to closing, to date the historical financial statements of SmartPay have not been audited and we are unable to provide assurance that these historical figures present the basis for measuring success. Failure to meet our planned revenue and profitability goals may adversely affect our prospects and stock price.

We may continue to generate operating losses and experience negative cash flows and it is uncertain whether we will achieve profitability.

While we are anticipating that the fiscal year ended 2016 and 2017 financial statements of Epoint will be audited, to date the historical financial statements of Epoint have not been audited.  For the calendar years ended December 31, 2016 and December 31, 2017, Epoint incurred net losses of ($3.0 million) and

($0.9 million), respectively (unaudited). Epoint had an accumulated deficit of ($3.7 million) at December 31, 2016 (unaudited) and ($4.6 million) at December 31, 2017 (unaudited). We expect Epoint to continue will incur operating losses until such time, if ever, as Epoint is able to achieve sufficient levels of revenue from operations to become profitable. There can be no assurance that Epoint will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

We also expect to experience negative cash flows for the foreseeable future as we fund our operating losses. As a result, we will need to generate significant revenues or raise additional financing in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability would likely negatively impact the value of our securities and financing activities.

The nature of the technology platforms utilized by us are complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality. By enabling such system interoperability, our communications platform both reduces implementation and ongoing costs, and improves overall management efficiencies.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

The failure of third parties who provide services or support to us to maintain their services or support could disrupt our operations or result in a loss of revenue.

The Epoint solutions technology ecosystem incorporates a range of discrete and proprietary platforms interfaced with leading industry third parties which deliver either core network, gateway payment or third-party product solutions. The key elements of our proprietary solutions include FIS, which provides Epoint with turnkey acceptance capability for Epoint issued debit cards and eWallets at over 2.0 million U.S. retail locations and more than 450,000 ATMs. AMDOCS provides essential services to leading mobile carriers who service our target customer base. These are only two examples of the myriad of partnering arrangements we have in place that are necessary for us to deliver the contemplated services.

The loss of the relationship with any of these third parties, and an inability to replace them or the failure of these third parties to maintain quality and consistency in their programs or services or to have the ability to provide their products and services, could cause us to lose customers and substantially decrease the revenue and earnings prospects of our business. Our revenue and earnings prospects could also be adversely affected if any of those third-party providers make material changes to the products or services that we rely on. We also use third parties to support and maintain certain of our communication systems and information systems. If a third-party provider fails to provide its products or services, makes material changes to such products and services, does not maintain its quality and consistency or fails to have the ability to provide its products and services, our operations could be disrupted. Any of these events could result in a loss of revenue and could have a material adverse effect on our business, prospects, results of operations, financial condition and cash flows.

Our business depends in part on our ability to manage our transaction risk and failing to manage this risk successfully may materially adversely affect our business, profitability and financial condition.

We will be offering a diverse range of products and services to the non-prime and underbanked sectors across the North American economy. In addition, if we are successful in completing the SmartPay acquisition we intend to make available our service offerings to an even broader target consumer base.  Large sectors of our target consumer base will invariably include non-prime consumers.

While it is subject to change as our business develops, Epoint has devised a structured pricing model that provides shared revenue with the channel partners based on the conversion and revenue generated directly from their consumers. Each of Epoint’s financial services has a distinct economic yield and channel partners are able to adjust end-user costs basis to assist in driving higher aggregate program yields based on the unique characteristics of their own customers.

A target customer's ability and willingness to meet rental or repayment obligations can be negatively impacted by several factors over which we have limited or no control, including increases in their payment obligations to other lenders, by restricted availability of credit to consumers generally and general economic conditions. We may not compete effectively to secure more of customers' diminished cash flow than our competitors. Our ability to manage transactional risk also may be adversely affected by legal or regulatory changes (such as restrictions on collections, bankruptcy laws, minimum payment regulations and consumer lease and rental regulations), competitors' actions and consumer behavior, as well as inadequate practices, techniques and models.

There can be no assurance that variation in consumer payment and repayment performance will not adversely affect us. There is no assurance that we will be able to establish our contemplated product offerings in accordance with our strategies and pricing objectives, manage our credit and other risks associated with these products, or generate sufficient revenue to recoup funded principal suns or cover our expenses in these markets. Our failure to manage our credit and other risks may materially adversely affect our profitability and our ability to grow these products, limiting our ability to further diversify our business.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services can change quickly and in ways that we may not anticipate because the market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements, changes in customer requirements and a limited ability to accurately forecast future customer orders. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

We could be vulnerable to security breaches if certain third-parties attempt to gain access through our systems because of unknown weaknesses in our clients’ infrastructures.

Our systems operate inside third parties’ network infrastructure, which typically reside behind an ASA or other form of firewall. Communication between us and our partners are highly encrypted and generally take place through virtual private network (VPN) connections. We also use ASA equipment to protect our own network infrastructure. In addition, although our systems are LDAP/Active Directory compatible and include additional security layers we cannot be assured that any of our or our client’s systems are 100% secure. Any breach of these systems could be damaging to our reputation and lead to a loss of confidence in our offerings. Such loss of confidence could impact future sales or revenues from existing systems.

The financial services industry is highly competitive, and we have a number of competitors that are larger and have greater financial and other resources.

The payment and financial services industries are highly competitive, and our continued growth depends on our ability to compete effectively. Although we do not face direct competition from any competitor in exactly the same combined lines of business, we face competition from a variety of financial and non-financial business groups. These competitors include retail banks, non-traditional payment service providers, such as retailers and mobile network operators, traditional kiosk and terminal operators and electronic payment system operators, as well as other companies that provide various forms of payment services, including electronic payment and payment processing services. Competitors in our industry seek to differentiate themselves by features and functionalities such as speed, convenience, network size, accessibility, hours of operation, reliability and price. A significant number of our competitors have greater financial, technological and marketing resources than we have, operate robust networks and are highly regarded by consumers.

There is uncertainty as to market acceptance of our technology and services.

While we have conducted our own research into the markets for our services, and other parties operating in aligned areas show evidence of customer acceptance for mobile payment and financial services delivery (i.e. Apple Pay, Xoom,) we cannot guarantee market acceptance of all, or any, of our services and therefore have somewhat limited information on which to estimate our anticipated level of sales. Our services require consumers and service providers to adopt our technology. Our industry is susceptible to rapid technological developments and there can be no assurance that we will be able to match any new technological advances. If we are unable to match the technological changes in the needs of our customers the demand for our products will be reduced.

We are subject to the economic risk and business cycles of our merchants and agents and the overall level of consumer spending.

The payment and financial services industries depend heavily on the overall level of consumer spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. Economic factors such as employment levels, business conditions, interest rates, and inflation rate could reduce consumer spending or change consumer purchasing habits. A reduction in the amount of consumer spending could result in a decrease in our revenue and profits. If consumers spend less money per transaction, we will have fewer transactions to process at lower amounts, resulting in lower revenue. Weakening in the Mexican economy could have a negative impact on our merchants, as well as consumers who purchase products and services using our payment processing systems, which could, in turn, negatively impact our business, financial condition and results of operations, particularly if the recessionary environment disproportionately affects some of the market segments that represent a larger portion of our payment processing volume. We also have a certain amount of fixed costs, including salaries and rent, which could limit our ability to adjust costs and respond quickly to changes affecting the economy and our business.

If consumer confidence in our business deteriorates, our business, financial condition and results of operations could be adversely affected.

Our business model is built on partner’s and consumers’ confidence in our brands, and solutions as well as our ability to provide fast, reliable payment services. As a consumer business, the strength of our brand and reputation are of paramount importance to us. A number of factors could adversely affect consumer confidence in our brand, many of which are beyond our control, and could have an adverse impact on our results of operations. These factors include:

•	any regulatory action or investigation against us;
•	any significant interruption to our systems and operations; and
•	any breach of our security system or any compromises of consumer data.

In addition, we are largely dependent on distribution partners, through which we offer payment and/or financial services to end-user customers or to which we license our products to maintain the reputation of our brand. Despite the measures that we put in place to ensure their compliance with our performance standards, our lack of control over their operations may result in the low quality of service of a particular agent or franchisee being attributed to our brand, negatively affecting our overall reputation. Furthermore, negative publicity surrounding any assertion that our agents and/or merchants are implicated in fraudulent transactions, irrespective of the accuracy of such publicity or its connection with our current operations or business, could harm our reputation. Any event that hurts our brand and reputation among consumers as a reliable payment services provider could have a material adverse effect on our business, financial condition and results of operations.

Our business operations are geographically concentrated and could be significantly affected by any adverse change in the regions in which we operate.

Our business model significantly relies on the North American market, specifically the U.S. and Mexican markets initially, and we expect to derive a significant part of our revenues from remittances to Mexico by Mexican expatriates together with mobile device RTO programs and other alternate financial services including micro-lending to consumers within Mexico itself. Accordingly, our business is exposed to adverse regulatory and competitive changes, economic downturns and changes in political conditions in either the U.S. or Mexico. Moreover, due to the initial concentration of our businesses in the U.S. and Mexico, our business is less diversified and, accordingly, is subject to greater regional risks than some of our competitors.

We are currently subject to extensive government regulation, and there can be no guarantee that new regulations applicable to our business will not be enacted.

Currently our business is impacted by government regulation aimed at preventing money laundering and financing criminal activity and terrorism, financial services regulations, payment services regulations, consumer protection laws, currency control regulations, advertising laws and privacy and data protection laws and therefore experience periodic investigations by various regulatory authorities in connection with the same, which may sometimes result in monetary or other sanctions being imposed on us. Additionally, many of our higher yield products are or may become subject to consumer financing regulatory conditions which may adversely impact our yields and/or our ability to continue to promote specific programs. Many of these laws and regulations are constantly evolving, and are often unclear and inconsistent with other applicable laws and regulations making compliance challenging and increasing our related operating costs and legal risks. In particular, there has been increased public attention and heightened legislation and regulations regarding lending, money laundering and terrorist financing. We may have to make significant judgment calls in applying usury laws, consumer disclosures, anti-money laundering legislation and risk of being found in non-compliance with such applicable laws.

If local authorities in either the United States or Mexico choose to enforce specific interpretations of the applicable legislation that differ from ours or enact new laws, we may be found to be in violation and subject to penalties or other liabilities. This could also limit our ability in effecting such payment and/or financial services going forward and may increase our cost of doing business.

In addition, there is significant uncertainty regarding future legislation on taxation of electronic payments in the initial markets, including the place of taxation. Subsequent legislation and regulation and interpretations thereof, litigation, court rulings, or other events could expose us to increased costs, liability and reputational damage that could have a material adverse effect on our business, financial condition and results of operations.

 We may not be able to complete or integrate successfully any potential future acquisitions, partnerships or joint ventures.

From time-to-time, we may evaluate possible acquisition transactions, partnerships or joint ventures, some of which may be material. Potential future acquisitions, partnerships and joint ventures may pose significant risks to our existing operations if they cannot be successfully integrated. These projects would place additional demands on our managerial, operational, financial and other resources, create operational complexity requiring additional personnel and other resources and require enhanced control procedures. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations. Moreover, even if we were successful in integrating newly acquired assets, expected synergies or cost savings may not materialize, resulting in lower than expected benefits to us from such transactions. We may spend time and money on projects that do not increase our revenue. Additionally, when making acquisitions it may not be possible for us to conduct a detailed investigation of the nature of the assets being acquired due to, for instance, time constraints in making the decision and other factors. We may become responsible for additional liabilities or obligations not foreseen at the time of an acquisition. In addition, in connection with any acquisitions, we must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in us not receiving all necessary approvals in order to complete a desired acquisition. To the extent we pay the purchase price of any acquisition in cash, it would reduce our cash reserves, and to the extent the purchase price is paid with our stock, it could be dilutive to our stockholders. To the extent we pay the purchase price with proceeds from the incurrence of debt, it would increase our level of indebtedness and could negatively affect our liquidity and restrict our operations. All of the above risks could have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we cannot keep pace with rapid developments and change in our industry and provide new services to our clients, the use of our services could decline, reducing our revenues.

The payment and financial services industries in which we operate are characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs and the entrance of more established market players seeking to expand into these businesses. In order to remain competitive, we continually seek to expand the services we offer and to develop new projects. These projects carry risks, such as delays in delivery, performance problems and lack of customer acceptance. In our industry, these risks are acute. Any delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to consumers. In addition, we may be unable to recover the costs we have incurred in developing new services. If we are unable to develop, adapt to or access technological changes or evolving industry standards on a timely and cost-effective basis, our business, financial condition and results of operations could be materially adversely affected.

Our systems and our third-party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including software and telecommunications networks, as well as the data centers and web services solutions that we lease from third parties. Our systems and operations, or those of our third-party providers, could be exposed to damage or interruption from, among other things, fire, flood, natural disaster, power loss, telecommunications failure, vendor failure, unauthorized entry, improper operation and computer viruses. Substantial property and equipment loss, and disruption in operations, as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition and results of operations.

Unauthorized disclosure of data, whether through cybersecurity breaches, computer viruses or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We store and/or transmit sensitive data, such as mobile phone numbers, and we have ultimate liability to our consumers for our failure to protect this data. If breaches occur our encryption of data and other protective measures may not prevent unauthorized disclosure of data. Unauthorized disclosure of data or a cybersecurity breach could harm our reputation and deter clients from using electronic payments as well as kiosks and terminals generally and our services specifically, increase our operating expenses in order to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines by state authorities and otherwise materially adversely affect our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could affect attractiveness of our services adversely and, as a result, could have an adverse effect on our business, financial condition and results of operations.

Customer complaints or negative publicity about our customer service could diminish consumer confidence in, and the attractiveness of, our services. Breaches of our consumers’ privacy and our security systems could have the same effect. We sometimes take measures to combat risks of fraud and breaches of privacy and security, such as freezing consumer funds, which could damage relations with our consumers. These measures heighten the need for prompt and attentive customer service to resolve irregularities and disputes. Effective customer service requires significant personnel expense, and this expense, if not managed properly, could impact our profitability significantly. Any inability by us to manage or train our customer service representatives properly could compromise our ability to handle customer complaints effectively. If we do not handle customer complaints effectively, our reputation may suffer, and we may lose our customers’ confidence, which could have a material adverse effect on our business, financial condition and results of operations.

Our payment system might be used for fraudulent, illegal or improper purposes, which could expose us to additional liability and harm our business.

We employ the enterprise class security over the data managed by our systems and continue to work with leaders in our industry to maintain compliance over data security.

Despite the measures we have taken and continue to take, our payment system remains susceptible to potentially illegal or improper uses. These may include use of our payment services in connection with fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. In the past there have been news articles on how organized crime groups have used other payment services to transfer money in the course of illegal transactions.

Criminal elements are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Our risk management policies and procedures may not be fully effective to identify, monitor and manage these risks. We are not able to monitor in each case the sources for our counterparties’ funds or the ways in which they use them. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition and results of operations. Furthermore, an increase in fraudulent transactions or publicity regarding chargeback disputes could harm our reputation and reduce consumer confidence in the use of our kiosks and electronic wallets.

We operate in markets which are susceptible to fluctuations in international currency foreign exchange

We propose to promote financial programs involving the transmission of funds to another jurisdiction and take reasonable commercial precautions to hedge against potential currency fluctuations. However, unforeseen circumstances may impair either our realization of projected profits from foreign market operations and may even result in losses due to sudden fluctuations in either the United States dollar valuation or an applicable foreign currency.

We may not be able to successfully protect the intellectual property we license and may be subject to infringement claims.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our proprietary technology. We customarily require our employees and independent contractors to execute confidentiality agreements or otherwise to agree to keep our proprietary information confidential when their relationship with us begins. Typically, our employment contracts also include clauses requiring our employees to assign to us all of the inventions and intellectual property rights they develop in the course of their employment and to agree not to disclose our confidential information. Nevertheless, others, including our competitors, may independently develop similar technology to that licensed by us, duplicate our services or design around our intellectual property. Further, contractual arrangements may not prevent unauthorized disclosure of our confidential information or ensure an adequate remedy in the event of any unauthorized disclosure of our confidential information. Because of the limited protection and enforcement of intellectual property rights in many foreign markets, our intellectual property rights may not be as protected as they may be in more developed markets such as the United States. We may have to litigate to enforce or determine the scope or enforceability of our intellectual property rights (including trade secrets and know-how), which could be expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection could harm our business and ability to compete and could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Additionally, we do not hold any patents for our business model or our business processes, and we do not currently intend to obtain any such patents in Mexico, the United States or elsewhere.

We may also be subject to costly litigation in the event our services or the technology that we license are claimed to infringe, misappropriate or otherwise violate any third party’s intellectual property or proprietary rights. Such claims could include patent infringement, copyright infringement, trademark infringement, trade secret misappropriation or breach of licenses. We may not be able to successfully defend against such claims, which may result in a limitation on our ability to use the intellectual property subject to these claims and also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our services. In such circumstances, if we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, in recent years, non-practicing entities have been acquiring patents, making claims of patent infringement and attempting to extract settlements from companies in our industry. Even if we believe that such claims are without merit and successfully defend these claims, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees.

We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Although we do not have foreign operations at this time, we may compete for contracts in non-US countries from time to time. Effective intellectual property protection may be unavailable, or limited, in some foreign countries in which we may do business, such as China. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favourable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

We may use open source software in a manner that could be harmful to our business.

We use open source software in connection with our technology and services. The original developers of the open source code provide no warranties on such code. Moreover, some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. The use of such open source code may ultimately require us to replace certain code used in our products, pay a royalty to use some open source code or discontinue certain products. Any of the above requirements could be harmful to our business, financial condition and operations.

We do not have and may be unable to obtain sufficient insurance to protect ourselves from business risks.

The insurance industry in foreign markets may not always be fully developed, and many forms of insurance protection common in more developed countries are not yet fully available or are not available on comparable or commercially acceptable terms. Accordingly, while we hold certain mandatory types of insurance policies, we do not currently maintain insurance coverage for business interruption, property damage or loss of key management personnel, as we have been unable to obtain these on commercially acceptable terms. We do not hold insurance policies to cover for any losses resulting from counterparty and credit risks or fraudulent transactions. We also do not generally maintain separate funds or otherwise set aside reserves for most types of business-related risks. Accordingly, our lack of insurance coverage or reserves with respect to business-related risks may expose us to substantial losses, which could materially adversely affect our business, financial condition and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, retain and develop qualified personnel is critical to our success and growth.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to compete and grow successfully, we must attract, recruit, retain and develop the necessary personnel who can provide the needed expertise across the entire spectrum of our capital needs. This is particularly true with respect to qualified and experienced software engineers and IT staff, who are highly sought after. The market for such personnel is highly competitive, and we may not succeed in recruiting additional personnel or may fail to replace effectively current personnel who depart with qualified or effective successors. Our efforts to retain and develop personnel may result in significant additional expenses, which could adversely affect our profitability. We cannot assure you that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition and results of operations.

Emerging markets, such as Mexico, are subject to greater risks than more developed markets, including significant legal, economic and political risks.

Investors in emerging markets, such as Mexico, should be aware that these markets are subject to greater risk than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. Accordingly, investors should exercise particular care in evaluating the risks involved and must decide for themselves whether, in light of those risks, their investment is appropriate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved, and investors are urged to consult with their own legal and financial advisors before making an investment in our securities.

We may be subject to the risks of doing business internationally.

We currently offer our services in Mexico and therefore our business is subject to risks associated with doing business internationally, including:

•	trade restrictions and changes in tariffs;

•	the impact of business cycles and downturns in economies outside of the United States;

•	unexpected changes in regulatory requirements that may limit our ability to export our service offerings;

•	import and export license requirements and restrictions;

•	difficulties in maintaining effective communications with employees and customers due to distance, language and cultural barriers;

•

difficulties in protecting our intellectual property rights, particularly in countries where the laws and practices do not protect proprietary rights to as great an extent as do the laws and practices of the United States;

•	difficulties in enforcing agreements through non-U.S. legal systems;

•	potentially adverse tax consequences.

If any of these risks materialize, our operations could be materially adversely affected.

Risks Related to Our Securities

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. Trading in our common stock is conducted on the OTC Markets QB Tier. The OTC Market is a less recognized market than the registered securities exchanges and is often characterized by low trading volume, large spreads between the bid and ask price, and significant price fluctuations.  These and other factors may impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of shares when desired, or at all. Because trading volume may be light or non-existent on a daily basis, transactions could be delayed. Security analysts and news coverage of our Company may be limited, if any.  If the Company is unable to up list to a national registered securities exchange, and a public market for our common stock does not develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory, and enforcement frameworks impacting our services;

●	variations in our and our competitors’ results of operations;

●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

●	Strategic acquisitions that we may undertake in the future;

●	future issuances of common stock or other securities;

●	the addition or departure of key personnel; and

●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Some or all of the “restricted” shares of our common stock held by our stockholders, including, but not limited to, shares issued in connection with the Closings may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock when the shares are eligible to be sold in open market transactions.

Because our common stock may be classified as a “penny stock,” it may be more difficult for investors to sell shares of our common stock through a broker-dealer, and the market price of our common stock may be adversely affected.

Our common stock may be classified as a “penny stock” since, among other things, the stock price may trade below $5.00 per share, it is not listed on a national securities exchange, or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

If applicable, the penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Because we became public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a reverse acquisition. Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

Currently, we are a voluntary public reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended, in the United States, and accordingly, voluntarily subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002.  The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital, or to fund our operations, and other business purposes. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this current report on Form 8-K, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 73% of our outstanding voting securities as of the date hereof. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favoured by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our company.

Our board of directors has significant control over us and we have yet to establish committees comprised of independent directors.

We only have two directors. Because of such limited number of directors, each of our board members has significant control over all corporate issues. One of our directors is the Manager of an entity that provides financial consulting services to us. We have not yet established board committees comprised of independent members. Our directors perform these functions, despite not all being independent directors. Thus, there is potential conflict in that our directors are also engaged in management and participated in decisions concerning management compensation and audit issues.  While we intend to rectify this situation by expanding the board of directors and forming independent audit and compensation committees, there is no assurance that we will be able to do so.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to ten million (10,000,000) shares of "blank check" preferred stock, $0.001 par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common

Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

We do not expect to pay dividends on our Common Stock in the foreseeable future.

We do not expect to pay dividends on our Common Stock for the foreseeable future, and we may never pay dividends.  Consequently, the only opportunity for investors to achieve a return on their investment may be if a trading market develops, and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit, neither of which we can guarantee will ever take place. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, and growth plans.

We do not have an independent compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with its financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, is comprised of two executive officers and one other director, and absent an independent compensation committee currently determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees Our lack of an independent compensation committee presents the risk that our executive officers on the board may have influence over their personal compensation and benefits levels that may not be commensurate with its financial performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 15, 2018 (after giving effect to the Closings) by: (i) our directors and executive officer; and (ii) each person or group of persons known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name	Amount of Beneficial Ownership (1)	Percent Beneficially Owned
Directors and Officers
Gary Larkin, Executive Co Chairman	7,969,577 (2)	22.4%
Roy Rose, Chief Executive Officer, Co Chairman	3,125,000 (3)	8.6%
Murray Smith, Chief Financial Officer	800,000	2.2%
5% or more shareholders
Debit Plus, Inc.	13,907,615 (4)	39%
HRM, LLC (5)	2,640,740	7.4%
BE Holdings, LLC	2,000,001 (6)	5.3%
Officers and Directors as a group (3 individuals)	26,502,192	72.6%

(1) Applicable percentages are based on 35,646,890 shares of Parent Common Stock outstanding as of February 15, 2018. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2) comprised of (i) 5,329,007shares held directly by Gary Larkin, and (ii) 2,640,570 shares registered in the name of a trust for the benefit of Gary Larkin, Teresa Larkin, Gary’s wife and their children, over which Gary and his wife Teresa Larkin have voting and dispositive control.

(3) comprised of (i) 2,641,740 shares held directly and (ii) additional 483,260 shares of Parent Common Stock issuable upon exercise of warrants.

(4) Roy Rose, our CEO and Co-Chairman and Gary Larkin, hold approximately 7.2% and 5%, respectively, of the currently issued share capital of Debit Plus Inc. (“DP”) and, collectively, all of the outstanding voting capital of DP.  As such they share voting and dispositive control over these share.  Neither one alone can exercise voting or investment power with respect to the securities. As such, both Messrs Rose and Larkin may be deemed to beneficially own these securities under Rule 13d-3 of The Exchange Act of 1934, as amended. The address of Debit Plus is 8 N. State Street Suite 105 Oswego, Oregon 97034.

(5) Mr. David Crocket holds sole voting and dispositive control of these securities.  The address of HRM LLC is 1370 Lakehaven Parkway, McDonough GA 30253.

(6) comprised of (i) 1,690,714 shares held directly and (ii) additional 309,287 shares of Parent Common Stock issuable upon exercise of warrants.  Dan Barnett holds sole voting and dispositive control over these securities. The address of BE Holdings, LLC is 11575 S.W. Pacific Highway, Suite 123 Tigard, OR 97223.

DIRECTORS AND EXECUTIVE OFFICERS

There have been several significant changes to the Company’s Board of Directors since the filing of our last Annual Report on Form 10-K. The following sets forth information about our directors and executive officers as of the date of this report, immediately following the Closings.

Name	Age	Position	Term of Office
Gary Larkin	64	Executive Co-Chairman of the Board of Directors	2/15/2018-Present
Roy Rose	57	Executive Co-Chairman & Chief Executive Officer and President	11/10/2017-Present
Murray Smith	46	Chief Financial Officer, Treasurer, Secretary	2/15/2018-Present

Background of Executive Officer and Directors

Gary Larkin the Executive Co-Chairman is a 35-year veteran of international business development with extensive expertise in the global banking, finance, remittance and payment industries. As the founder, Chairman and Chief Executive officer of Epoint Payment Corp, since May 2015 to the present date, Mr. Larkin was responsible for creating the vision and building the extensive alliances that have under-pinned the establishment of Epoint. Prior to founding Epoint, from January 2000 to October 2006, as President of

TNS Payment Solutions, Inc. (formerly IFS Holdings, Inc.), a company engaged in development, support and distribution of proprietary enterprise software for the global banking and payment industry, Mr. Larkin was responsible for the development, implementation and ongoing support of several major payment industry initiatives including Visa Cash, a global initiative and Visa’s first prepaid debit card program, Multi-Currency ATM management solutions for Citibank Central Europe and their ATM providers Diebold & NCR; Multi-Currency/Multi-Bank central processing systems for Raiffeisen Banking Group, Citibank Cash Card and retail EFTPOS Dynamic Currency Conversion developed and operated for the Travelex Group.

In 2007 Mr. Larkin lead the development and implementation of the first ever Micro-Credit program to be offered in association with a Prepaid Debit Card (iAdvance for Metabank) and subsequently extended this program into Latin America. Mr. Larkin subsequently acquired the intellectual property and other tangible rights to the micro-credit program from Cash America Holdings, Inc and its subsidiaries, which have since been incorporated into the Epoint platform.

Roy Rose, the Chief Executive Officer, President and Co-Chairman, has over 30 years’ experience in the private equity markets as a principal investor, and financial and strategic professional, gaining diverse experience across varied industries. Since 1985 Mr. Rose has provided sound leadership and domain expertise to significant real estate investments and business acquisitions, mergers, and leveraged and management buyouts.

As a principal in his ventures, he has been a driving force and guidance to many successful leveraged buy-outs and reorganizations including G.I. Joes, Inc. ($27.5M value); acquisition and rehabilitation of several 3 and 4-star hotel properties including a property operated under the Four Seasons franchise.  In addition, he was a founder of the Portland based television station WB32, which subsequently became the initial property of the highly successful Warner Bros. Network. Mr Rose was also responsible for the purchase, and later recapitalization, of Michael’s of Oregon, Inc. and acquisition and restructuring of Reinell Boat Company.

Murray Smith, Chief Financial Officer, Treasurer and Secretary, is a Certified Public Accountant and Certified Fraud Examiner with over twenty-five years’ accounting and finance leadership experience. Prior to joining us, from December 2014 to January 2018, Mr. Smith operated his own consulting practice focusing on contract-CFO services, mergers and acquisitions and corporate restructuring projects, Sarbanes-Oxley compliance and internal audit outsourcing. From September 2010 to July 2014, Mr. Smith served as the Chief Financial Officer for Paulson Capital Corp. (NASDAQ: PLCC) where he was also responsible for regulatory compliance with the SEC, NASDAQ and FINRA. From September 2009 to June 2015, he also served as the Chief Financial Officer for Jewett-Cameron Trading Company, Ltd. (NASDAQ: JCTCF). Mr. Smith’s other previous employers have included Intel, Arthur Andersen and Teledyne. Mr. Smith holds a Bachelor of Arts degree in Business Administration, with a concentration in Accounting, from the University of Washington.

Employment Agreements

Effective as of the date of the Closings, each of Gary Larkin and Roy Rose entered into ‘at will’ written employment agreements with the Company. Under the employment agreements, each of Messrs. Larkin and Rose will be paid an annual salary of $360,000. The agreements provide that the annual salary will increase to $500,000 upon the recording by the Company of $400 million in annual revenue; to $600,000 upon the recording by the Company of $500 million in annual revenue. Each individual will further be eligible to receive additional bonuses upon the achievement of EBITDA targets and additional performance bonuses for calendar years 2018, 2019 and 2020 with a target level of 5% of base salary up to a maximum of 20% of base salary based upon total revenue criteria as to be established by the Compensation Committee of the Board of Directors. Each individual receives a monthly automobile allowance of $750. Additionally, each is entitled to participate in the Company’s employee future stock option plan and healthcare plans. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to 30 months of base salary then in effect.

Effective as of the date of the Closings, Murray Smith, the Company’s CFO and the Company entered into ‘at will’ written employment agreements pursuant to which Mr. Smith is to be paid an annual salary of $120,000. The salary will increase to $180,000 per annum upon the securing  by the Company of at least $20 million in annualized revenues by either the acquisition of an entity with revenues equal to or greater than $20 million annualized and/or the achievement of monthly revenues for three consecutive months equal to at least $1.66 million.  Upon the achievement of $50 million in annualized revenues and/or the achievement of monthly revenues for three consecutive months equal to at least $4.16 million, then the salary is to increase to $240,000 per annum. Under the agreement, he will also eligible to receive additional bonuses upon the achievement of EBITDA targets and additional performance bonuses for calendar years 2018, 2019 and 2020 with a target level of 10% of base salary up to a maximum of 25% of base salary based upon total revenue criteria as to be established by the Compensation Committee of the Board of Directors. Mr. Smith is also entitled to a monthly automobile allowance of $500. Additionally, he is entitled to participate in the Company’s employee future stock option plan and healthcare plans. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to three  months of base salary then in effect.

Each agreement contains standard confidentiality and non-compete arrangements.

The foregoing description of the employment agreements does not purport to be complete and are qualified in their entirety by reference to the complete text of the employment agreement with each of Roy Rose, our Chief Executive Officer and Co-Chairman, and Gary Larkin, our Executive Co-Chairman and Murray Smith, our Chief Financial Officer filed as Exhibit 10.3., 10.4 and 10.5, respectively, to this current report.

RELATED PARTY TRANSACTIONS

Prior to the Closings which are the subject of this current report, in December 2014, Fintech Investments, Inc., a wholly owned subsidiary of Fintech Holdings, LLC, a subsidiary of Genesis Financial, entered into a license agreement with 3rd Rock Communications, Inc., ("3rd Rock") a Delaware corporation wholly owned by Gary Larkin, our Executive Co-Chairman and his spouse, to acquire global license rights to certain intellectual property licensed to 3rd Rock by Cash America Holdings, Inc. and Enova Financial, LLC, for the exploitation of a micro-credit program. Under this agreement, Fintech Investments, Inc. has committed to pay to 3rd Rock a gross sum of $500,000 periodically through September 2018 and, has to date, made scheduled payments to 3rd Rock in the amount of $75,000.

The foregoing description of the license agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of the license agreement between Fintech Investments Inc. and 3rd Rock Communications Inc., filed as an Exhibit 10.7 to this current report.

In connection with the Closings and as mandated by the terms of the Epoint Exchange Agreement, Genesis Financial and the Coghlan Family Corporation (the “Coghlan Family Corporation”), an entity controlled by John R. Coghlan, one of directors and the holder of the majority of the outstanding debt of Genesis Financial prior to the Closings, entered into agreements with Genesis Financial pursuant to which the Coghlan Family Corporation agreed, at a mutually agreeable date after the Closings, to assume and otherwise discharge all of Genesis Financial’s outstanding debt, except for a loan of $100,000 payable to Coghlan Family Corporation (the “CFC Loan”), in consideration of the transfer to it by Genesis Financial of the assets related to the Prior Business. The CFC loan bears interest at an annual rate of 6% and matures on May 15, 2018.  The CFC Loan provides that on the date of maturity Genesis Financial will issue to Coghlan Family Corporation 40,000 shares of Parent Common Stock , representing a ratio of one share for each $2.50 of CFC Loan principal.

Item 9.01 Financial Statements and Exhibits.

a)

Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Epoint required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)

Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)

Exhibits

Exhibit No.	Description

4.1	Form of Warrant issued February 15, 2018
10.1	Membership Interest Exchange Agreement dated as of February 13, 2018 between Genesis Financial, Inc. and Fintech Holdings LLC.
10.2	Membership Interest Purchase Agreement dated as of February 13, 2018 between Epoint Payment Corp., as Purchaser, WNLI Holdings, Inc., as Seller, and Smartpay Leasing LLC.
10.3	Employment Agreement dated as of February 15, 2018 between Roy Rose and Genesis Financial, Inc. *
10.4	Employment Agreement dated as of February 15, 2018 between Gary Larkin and Genesis Financial, Inc. *
10.5	Employment Agreement dated as of February 15, 2018 between Murray Smith and Genesis Financial, Inc. *
10.6	License Agreement between Fintech Investments, Inc. and 3rd Rock Communications, Inc. dated December 15, 2014 and all subsequent amendments. *
10.7	Asset Sale and Purchase Agreement dated as of February 15, 2018 between Genesis Financial Inc. and Coghlan Family Corporation.

* Management agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

By:/s/ Roy Rose

February 22, 2018

Chief Executive Officer